Exhibit 10.16
SCHEDULE OF CHANGE OF CONTROL AGREEMENTS
The following have executed Change of Control Agreements substantially in the form of the agreement attached as to Exhibit 10.01 to Valero’s Current Report on Form 8-K dated January 17, 2007 and filed January 19, 2007 (SEC File No. 1-13175).
Michael S. Ciskowski
S. Eugene Edwards
Joseph W. Gorder
Richard J. Marcogliese